===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        DIME COMMUNITY BANCSHARES, INC.
- -----------------------------------------------------------------------------
---
               (Name of Registrant as Specified In Its Charter)


- -----------------------------------------------------------------------------
---
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

                        Common stock, $0.01 par value.
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

                                      N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

                                      N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:

                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
     number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [LOGO]

                                          October 6, 2000


Dear Shareholder:

      You   are  cordially  invited  to  attend  the  2000  Annual  Meeting  of
Shareholders (referred to as the "Annual Meeting") of Dime Community Bancshares, Inc, the holding company for The Dime Savings Bank of Williamsburgh, Brooklyn, New York, which will be held on November 9, 2000 at 10:00 a.m., eastern standard time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

      The attached Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Our directors and officers, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Board of Directors to be our independent auditors for the fiscal year ending June 30, 2001, will be present at the Annual Meeting.

      Our Board of Directors have determined that an affirmative vote on each matter to be considered at the Annual Meeting is in our best interest and the best interests of our shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE ANNUAL MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF OUR SHARES.

      On behalf of our Board of Directors, employees and the Bank's employees, we thank you for your continued support and hope to see you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ VINCENT F. PALAGIANO

                                          Vincent F. Palagiano
                                          CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

                        DIME COMMUNITY BANCSHARES, INC.
                             209 HAVEMEYER STREET
                           BROOKLYN, NEW YORK 11211
                                (718) 782-6200

               NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 9, 2000

      NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Dime Community Bancshares, Inc. will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on November 9, 2000 at 10:00 a.m., eastern standard time, to consider and vote upon the:

      1.    Election of four directors for terms of three years each;

      2. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2001; and

      3. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed September 22, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection at our office for 10 days prior to the Annual Meeting.

                                                By   Order   of  the  Board  of
Directors

                                                /s/ KENNETH A. CEONZO

                                                Kenneth A. Ceonzo
                                                FIRST VICE PRESIDENT AND
                                                SECRETARY
Brooklyn, New York
October 6, 2000


     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                        DIME COMMUNITY BANCSHARES, INC.

                            PROXY STATEMENT FOR THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 9, 2000


                              GENERAL INFORMATION

GENERAL

      This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (hereafter referred to as "we" and "our") in connection with the solicitation of proxies by our Board of Directors from holders of the shares of our issued and outstanding common stock, par value $0.01 per share (referred to as the "Common Stock"), as of the close of business on September 22, 2000 (referred to as the "Record Date"), for use at our 2000 Annual Meeting of Shareholders to be held on November 9, 2000 at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m., eastern standard time, and at any adjournment or postponement thereof (referred to as the "Annual Meeting"). We are a Delaware corporation and operate as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (hereafter referred to as the "Bank"). This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about October 9, 2000.

RECORD DATE AND VOTING RIGHTS

      Our Board of Directors has fixed the close of business on September 22, 2000 as the record date for the determination of our shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on September 22, 2000, will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,544,774 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

      Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record (other than Excess Shares as defined below) at the Annual Meeting. As provided in our Certificate of Incorporation, record holders (other than any compensation plan maintained by us and certain affiliates) of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (referred to as "Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Our Certificate of Incorporation authorizes the Board of Directors to interpret and apply the provisions of the Certificate of Incorporation governing Excess Shares, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner and (iii) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Common Stock.

      All properly executed proxies received by us will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR, AND FOR EACH OTHER PROPOSAL IDENTIFIED IN THE NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

      Management is not aware of any matters other than those set forth in the Notice of the 2000 Annual Meeting of Shareholders that may be brought before
the Annual Meeting.   If  any  other  matters  properly  come before the

Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of our Board of Directors.

      IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR SHAREHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of our shares.

VOTE REQUIRED

      Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

      Shares as to which the "ABSTAIN" box has been selected on the Proxy Card will be counted as present and entitled to vote and will have the effect of a vote against the appointment of Deloitte & Touche LLP as independent auditors. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on the appointment of Deloitte & Touche LLP as independent auditors.

REVOCABILITY OF PROXIES

      A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with our secretary or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary of the Annual Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

      We will bear the costs of soliciting proxies from our shareholders. In addition to the use of mail, proxies may be solicited by our officers, directors or employees and the Bank's employees by telephone or through other forms of communication. We will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, we have retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. The estimated cost of such solicitation is $4,500 plus reimbursement for reasonable out-of-pocket expenses.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OUR PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of September 22, 2000, certain information as to Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of our outstanding shares of Common Stock as of September 22, 2000. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the "SEC") and with us pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after September 22, 2000. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

       Title of         Name and Address of                                   Amount and Nature of
         CLASS                BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP                         PERCENT
------------------     -----------------------------------------------       ----------------------                        -------

Common Stock            The Employee Stock Ownership Plan Trust of Dime           1,133,955<F1>                               9.82%
                        Community Bancshares, Inc. and
                           Certain Affiliates
                        140 Broadway
                        New York, NY 10005

Common Stock            Compensation Committee of Dime Community                  1,698,986<F2>                              14.72%
                        Bancshares, Inc.
                        209 Havemeyer Street
                        Brooklyn, NY  11211

Common Stock            Thomson Horstmann & Bryant, Inc.                           814,500<F3>                                7.06%
                        Park 80 West, Plaza Two
                        Saddle Brook, NJ 07663

______________________

<F1> The Employee Stock Ownership Plan  of  Dime  Community Bancshares, Inc. and
    Certain Affiliates (referred to as the ESOP) filed a Schedule 13G with the SEC on February 7, 2000. The ESOP is administered by the Compensation Committee of our Board of Directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust") for which HSBC Bank USA (formerly Marine Midland Bank) serves as trustee (referred to as the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from us and initially placed these shares in a suspense account for release and allocation to participants' accounts in annual installments. As of June 30, 2000, 439,753 shares held by the ESOP Trust have been allocated. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (referred to as "ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP
    Trustee.   The ESOP Trustee will tender  or  exchange  any  shares  in  the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject
    to fiduciary duties of the ESOP Trustee.   With respect to allocated shares
    as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares. For a discussion of the voting and investment powers of the Compensation Committee, see footnote 2.

<F2> The Compensation Committee filed a Schedule 13G with the SEC on February 7,
    2000.   The  Compensation Committee serves certain administrative functions for the ESOP and Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. (referred to as
    the  "RRP").   As of September 22, 2000, the RRP owns 267,268 shares of our common stock, of which 206,912 have been allocated to individuals. All shares of common stock owned by the RRP are held at HSBC Bank USA, as
    Trustee,  as  of  September  22,  2000.   The  Committee  has the power and
    authority to direct the Trustee of the RRP with respect to the exercise of voting rights, but has assigned voting and tender rights over allocated
    shares  to participating  officers  and  directors.   Shares  indicated  as
    beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust. The Committee has the power and authority to direct the ESOP Trustee with respect to the investment of the ESOP's assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares. With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee, the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares.

<F3> Thomson  Horstmann  and  Bryant  ,  Inc. (referred to as "Thomson") filed a
    Schedule  13G/A on January 12, 2000.   Thomson  is  an  investment  advisor
    registered under Section 203 of the Investment Advisors Act of 1940, as amended. Thomson has sole voting power over 516,600 shares, shared voting power over 20,300 shares and sole dispositive power over 814,500 shares.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of our directors and named executive officers identified in the Summary Compensation Table included elsewhere herein, and all of our or the Bank's directors and executive officers as a group as of the record date. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.


                                                                                    Amount and Nature             Percent of
                                                                                    of Beneficial                Common Stock
Name                                            Position <F1>                    Ownership<F2><F3><F4><F5><F6>    Outstanding
----------------------          ------------------------------------------       -----------------------------   ------------
Vincent F. Palagiano             Director, Chairman of the Board and Chief
                                    Executive Officer                                            341,761<F7>            2.96%
MICHAEL P. DEVINE                Director, President and Chief                                   238,261<F8>            2.06
                                    Operating Officer
ANTHONY BERGAMO                  Director                                                         54,675                  *
GEORGE L. CLARK, JR.             Director                                                         89,325<F9>              *
STEVEN D. COHN                   Director                                                         49,825<F10>             *
PATRICK E. CURTIN                Director                                                         63,777<F11>             *
JOSEPH H. FARRELL                Director                                                         69,675                  *
FRED P. FEHRENBACH               Director                                                         63,775<F12>             *
JOHN J. FLYNN                    Director                                                         44,675                  *
MALCOLM T. KITSON                Director                                                         45,275                  *
STANLEY MEISELS                  Director                                                         49,775                  *
LOUIS V. VARONE                  Director                                                         56,675                  *
KENNETH J. MAHON                 Executive Vice President abd Chief
                                    Financial Officer, and Directoe
                                    of the Bank                                                  150,684                1.31
TIMOTHY B. KING                  Senior Vice President and Treasurer                              72,077<F14>             *
MICHAEL PUCELLA                  Senior Vice president - Finance                                  69,242<F14>             *
VINCENT J. MARTUCCI              Senior Vice President - Mortgage
                                    Officer of the Bank                                            2,404                  *
ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(17 PERSONS)                                                                                   2,147,134               18.60%
________________________
* LESS THAN ONE PERCENT

<F1> TITLES ARE FOR BOTH US AND THE BANK UNLESS OTHERWISE SPECIFIED.

<F2) SEE  "OUR  PRINCIPAL  SHAREHOLDERS"  FOR   A   DEFINITION   OF  "BENEFICIAL
    OWNERSHIP."

<F3> The  figures shown include shares held in trust pursuant to the  ESOP  that have been  allocated as of June 30, 2000 to individual accounts as follows:
    Mr. Palagiano, 11,761 shares; Mr. Devine, 11,761 shares; Mr. Mahon, 11,761 shares; Mr. King, 10,831 shares; Mr. Pucella, 9,775 shares, Mr. Martucci, 2,404 shares and all directors and executive officers as a group, 58,293 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for Messrs. Palagiano, Devine, Mahon, King, Pucella and Martucci do not include 53,347 shares, 34,390 shares, 15,540 shares, 4,250 shares, 4,201 shares and 371 shares, respectively, which are held in Trust for the benefit of Messrs. Palagiano, Devine, Mahon, King, Pucella and Martucci under the Benefit Maintenance Plan of
    Dime  Community  Bancshares,  Inc.  (referred  to  as the "BMP").   Messrs.
    Palagiano, Devine, Mahon, King, Pucella and Martucci have neither voting nor investment rights with respect to these shares. The figures shown for Messrs. PALAGIANO, DEVINE, MAHON, KING, Pucella and Martucci also do not include any portion of the 685,253 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon, King, Pucella and Martucci may be
    deemed to share voting power  with  other  ESOP  participants.   The figure
    shown for all directors and executive officers as a group includes such 685,253 shares as to which the members of our Compensation Committee (consisting of Messrs. Fehrenbach, Bergamo, Cohn and Kitson) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually. In addition, the figure shown for all directors and executive officers as a group includes 112,099 shares held in trust (referred to as the "BMP Trust") for the benefit of Messrs. Palagiano, Devine, Mahon, King, Pucella and Martucci under the BMP. The BMP Trust, as directed by us, exercises voting and investment power
    over these shares.   See "Compensation of Directors and Officers - Benefits
    - Employee Stock Ownership Plan and Trust."


<F4> THE FIGURES SHOWN INCLUDE  SHARES HELD PURSUANT TO THE DIME SAVINGS BANK OF
    WILLIAMSBURGH 401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST (REFERRED TO AS THE "401(K) PLAN") THAT HAVE BEEN ALLOCATED AS OF JUNE 30, 2000 TO INDIVIDUAL ACCOUNTS AS FOLLOWS: MR. PALAGIANO, 20,000 SHARES; MR. DEVINE, 20,000 SHARES; MR. MAHON, 19,140 SHARES; MR. KING, 6,319 SHARES; MR. PUCELLA, 11,274 SHARES; AND ALL

                                       4

    DIRECTORS  AND  EXECUTIVE  OFFICERS AS A GROUP,  76,733  SHARES.   SUCH
    PERSONS HAVE SOLE VOTING POWER AND SOLE INVESTMENT POWER AS TO SUCH SHARES. SEE "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - BENEFITS - 401(K) PLAN."

<F5> THE FIGURES  SHOWN  INCLUDE  UNVESTED SHARES HELD IN TRUST PURSUANT TO THE
    RRP THAT HAVE BEEN AWARDED AS OF AUGUST 31, 2000 TO INDIVIDUALS AS FOLLOWS:
    MR. PALAGIANO, 46,000 SHARES; MR. DEVINE, 30,000 SHARES; EACH OF MESSRS. BERGAMO, CLARK, COHN, CURTIN, FARRELL, FEHRENBACH, FLYNN, KITSON, MEISELS, AND VARONE, 6,348 SHARES; MR. MAHON, 22,000 SHARES; MR. KING, 11,516 SHARES; MR. PUCELLA, 11,516 SHARES AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP, 184,512 SHARES. SUCH PERSONS HAVE SOLE VOTING POWER (SUBJECT TO THE LEGAL DUTIES OF THE RRP TRUSTEE) BUT NO INVESTMENT POWER, EXCEPT IN LIMITED CIRCUMSTANCES, AS TO SUCH SHARES.

<F6> THE FIGURES SHOWN INCLUDE THE FOLLOWING SHARES WHICH MAY BE  ACQUIRED UPON
    EXERCISE OF STOCK OPTIONS THAT ARE, OR WILL BECOME, EXERCISABLE WITHIN 60-DAYS AFTER AUGUST 31, 2000: MR. PALAGIANO, 171,000 SHARES; MR. DEVINE, 114,000 SHARES; MR. MAHON, 78,000 SHARES; MESSRS. KING AND PUCELLA, 30,000 SHARES; AND EACH OF MESSRS. BERGAMO, CLARK, COHN, CURTIN, FARRELL, FEHRENBACH, FLYNN, KITSON, MEISELS, AND VARONE, 23,805 SHARES; AND ALL DIRECTORS AND OFFICERS AS A GROUP, 661,050 SHARES.

<F7> INCLUDES  4,000  SHARES  AS TO WHICH MR. PALAGIANO MAY BE DEEMED TO SHARE
    VOTING AND INVESTMENT POWER.

<F8> INCLUDES 62,500 SHARES AS TO  WHICH  MR.  DEVINE  MAY  BE  DEEMED TO SHARE
    VOTING AND INVESTMENT POWER.

<F9> INCLUDES 25,000 SHARES AS TO WHICH MR. CLARK MAY BE DEEMED TO SHARE VOTING
    AND INVESTMENT POWER.

<F10> INCLUDES 100 SHARES AS TO WHICH MR. COHN MAY BE DEEMED TO SHARE VOTING AND
    INVESTMENT POWER.

<F11> INCLUDES 838 SHARES AS TO WHICH MR. CURTIN MAY BE DEEMED TO  SHARE  VOTING
    AND INVESTMENT POWER.

<F12>  INCLUDES  9,522  SHARES AS TO WHICH MR. FEHRENBACH MAY BE DEEMED TO SHARE
    VOTING AND INVESTMENT POWER.

<F13> INCLUDES 3,717 SHARES  AS  TO WHICH MR. KING MAY BE DEEMED TO SHARE VOTING
    AND INVESTMENT POWER.

<F14> INCLUDES 900 SHARES AS TO WHICH  MR. PUCELLA MAY BE DEEMED TO SHARE VOTING
    AND INVESTMENT POWER.

                    ______________________________________

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS
                    ______________________________________

GENERAL

      Our Certificate of Incorporation and Bylaws provide for the election of directors by the shareholders. For this purpose, our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. We currently have twelve directors.

      The four incumbent directors with terms expiring at the Annual Meeting, Michael P. Devine, Anthony Bergamo, Joseph H. Farrell, and Louis V. Varone, have been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for three-year terms expiring at the annual meeting of shareholders to be held in 2003, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve, if elected.

       The terms of the remaining two classes of directors expire at the annual meetings of shareholders to be held in 2001 and 2002, respectively, or when their successors are otherwise duly elected and qualified. In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

      The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between us and any director or nominee pursuant to which such person was elected or nominated to be our director. For information with respect to security ownership of directors, see "Security Ownership of Certain
Beneficial Owners and Management    -    Security Ownership of Management."

                                                    DIRECTOR                TERM
        NOMINEES                  AGE<F1>           SINCE<F2>              EXPIRES       POSITION(S) HELD WITH US AND THE BANK
----------------------          ------------       -----------           ---------      -------------------------------------
 Michael P. Devine                   54                1980                 2000         Director, President and Chief
                                                                                            Operating Officer
 Anthony Bergamo                     54                1986                 2000         Director
 Joseph H. Farrell                   69                1969                 2000         Director
 Louis V. Varone                     70                1985                 2000         Director

 CONTINUING DIRECTORS
----------------------
 Vincent F. Palagiano                59                1978                 2002         Director, Chairman of the Board and
                                                                                            Chief Executive Officer
 George L. Clark, Jr.                59                1980                 2002         Director
 Steven D. Cohn                      51                1994                 2002         Director
 Patrick E. Curtin                   55                1986                 2001         Director
 Fred P. Fehrenbach                  63                1987                 2001         Director
 John J. Flynn                       64                1994                 2002         Director
 Malcolm T. Kitson                   72                1990                 2001         Director
 Stanley Meisels                     70                1990                 2001         Director

<F1>    As of August 31, 2000.

<F2>    Includes service as a Director or Trustee with The Dime Savings Bank of
        Williamsburgh and predecessor institutions prior to our incorporation on December 12, 1995.

      The principal occupation and business experience of each nominee for election as a director and each Continuing Director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for the last five years.

NOMINEES FOR ELECTION AS DIRECTOR

      MICHAEL P. DEVINE has served as our President and the Bank's President since January 1, 1997 and Chief Operating Officer of the Bank since 1989. Prior to Mr. Devine's appointment as President, he served as both our and the Bank's Executive Vice President and Secretary. Mr. Devine has served as our Director since our formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co.

      ANTHONY BERGAMO has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey currently serves as managing director of the Milford Plaza Hotel. Mr. Bergamo also is the chief executive officer of the Niagara Falls Redevelopment LLC and is Chairman of the Federal Law Enforcement Foundation.

      JOSEPH H. FARRELL has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1969. Mr. Farrell is Chairman of the law firm of Conway Farrell Curtin & Kelly, P.C. Mr. Farrell is also President of the William F. Casey Foundation, which is a not-for-profit real estate holding foundation. Mr. Farrell is a trial attorney for the Roman Catholic Diocese of Brooklyn and Vice President of the New York State Bar Association.

      LOUIS V. VARONE has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1985. Mr. Varone has been a licensed real estate broker for over 30 years. Mr. Varone is self-employed.


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.


CONTINUING DIRECTORS

      VINCENT F. PALAGIANO has served as our Chairman of the Board and Chief Executive Officer since our formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978. In addition, Mr. Palagiano has served on the Board of Directors of the Institutional Investors Capital Appreciation Fund since 1996. Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as our President and the Bank's President, Executive Vice President, Chief Operating Officer and Chief Lending Officer. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

      GEORGE L. CLARK, JR. has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark is a former director of the Federal National Mortgage Association, and a former Chairman of the New York Republican State Committee. Mr. Clark has been a licensed real estate broker for 38 years.

      STEVEN D. COHN has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York.

      PATRICK E. CURTIN has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. in New York, New York.

      FRED P. FEHRENBACH has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1987. Mr. Fehrenbach is President of Consolidated Brokerage Corp. located in Great Neck, New York, which is a retail insurance brokerage business. Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1975. Mr. Fehrenbach is also the President of BF International Corp., an import/export sales organization.

      JOHN J. FLYNN has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since October, 1994, and before that from February, 1983, to February, 1993. From February, 1993, through August, 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York. From 1990 to February, 1993, and since September, 1994, Mr. Flynn has been a self-employed real estate mortgage broker.

      MALCOLM T. KITSON has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1990. Mr. Kitson served as a Vice President of Citibank, N.A. until his retirement in 1990.

      STANLEY MEISELS has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1990. Mr. Meisels has been a stockbroker with Gruntal & Co. in Hewlett, New York since 1986. Mr. Meisels is also President and sole owner of Small Business Electronics Investment Corp., a private investment company.

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

      The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board. Our Board of Directors met 12 times during the fiscal year ended June 30, 2000. No current director attended fewer than 75% of the total number of Board meetings and committee meetings of which such director was a member.

      Our Board of Directors has established the following committees:

      THE EXECUTIVE COMMITTEE consists of Messrs. Palagiano, Devine, Bergamo, Clark, Farrell and Varone. The purpose of this committee is to consider longer-term strategic, planning and industry issues. This committee, from time to time, also reviews regulatory issues and reports of regulatory examinations. This committee meets as requested by the Board of Directors. The Executive Committee did not meet in fiscal 2000.

      THE COMPENSATION COMMITTEE consists of Messrs. Fehrenbach (Chairman), Bergamo, Cohn and Kitson. This committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers, and determines compensation and benefits to be paid to employees of the Bank. The committee meets yearly and as requested by the Board of Directors. The Compensation Committee met three times in fiscal 2000.

      THE AUDIT COMMITTEE consists of Messrs. Fehrenbach (Chairman), Bergamo, Flynn, Meisels and Varone. The purpose of this committee is to provide assurance that our internal controls are adequate and that financial disclosures made by management portray our financial condition and results of operations. The committee is responsible for the classification of assets and the establishment of adequate valuation allowances. The committee also maintains a liaison with the outside auditors. The Audit Committee operates pursuant to a written charter which was adopted by the Board of Directors on May 18, 2000. The audit committee charter requires that the committee meet at least four times annually or as called by the Committee Chairman. Prior to adoption of the charter, the Audit Committee met at least annually or as called by the Committee Chairman. The Audit Committee met twice in fiscal 2000.

      THE NOMINATING COMMITTEE consists of Messrs. Flynn (Chairman), Clark, Cohn and Fehrenbach. The committee nominates candidates for the election of directors. The committee meets as called by the Committee Chairman. The Nominating Committee met once in fiscal 2000. In addition, the Nominating
Committee met on July 20, 2000, to select the nominees for election as directors at the Annual Meeting. In accordance with our Bylaws, no nominations for election as director, except those made by the Nominating Committee, shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "Additional Information - Notice of Business to be Conducted at Annual Meeting."

DIRECTORS' COMPENSATION

      FEE ARRANGEMENTS. During the year ended June 30, 2000, each of our non-officer directors (referred to as "Outside Director") received an annual retainer of $20,000 and a fee of $1,000 for each of our or the Bank's meetings attended. All committee members received a fee of $400 for attendance at each of our committee meetings or committee meetings of the Bank. If both of our and the Bank's Boards of Directors or corresponding committees meet on the same day, such directors will only receive one fee for the Board meetings and one fee for the Committee meetings, paid by the Bank.

      DIRECTORS' RETIREMENT PLAN. We have adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc., (referred to as the "Directors' Retirement Plan"), which will provide benefits to each eligible Outside Director commencing on his termination of Board service at or after age
65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him for the twelve-month period immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service, up to a maximum of 10, as an Outside Director (including service as a director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, but the annual retirement benefits payable to him will be reduced pursuant to the Directors' Retirement Plan's early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have his benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his surviving spouse, unless the decedent has elected otherwise.

      1996 STOCK OPTION PLAN AND RRP. The Dime Community Bancshares, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees (referred to as the "1996 Stock Option Plan") and Recognition and Retention Plan were adopted by our Board of Directors and subsequently approved by our shareholders at the annual meeting held on December 17, 1996 (the "1996 Annual Meeting"). On December 26, 1996, the effective date of the 1996 Stock Option Plan, each of our Outside Directors and the Bank's Outside Directors was granted a non-qualified stock option to purchase 39,675 shares of Common Stock. These options are scheduled to vest at the rate of 20% per year over a five-year period beginning on December 26, 1997, and will become immediately exercisable upon a director's death, disability, retirement, or in the event of our "change in control," as defined in the 1996 Stock Option Plan. Similarly, on December 26, 1996, the effective date of the RRP, restricted stock awards were granted to each director with respect to 15,870 shares of Common Stock. These awards are also scheduled to vest in 20% increments over a five-year period beginning on February 1, 1998, with accelerated vesting to occur in the event of the director's death, disability, retirement or in the event of our "change in control," as defined in the RRP.

EXECUTIVE OFFICERS

      The following individuals are either our or the Bank's executive officers and hold the offices set forth below opposite their names.

      NAME                                          POSITION HELD
      ---------------------                         ----------------------

      Vincent F. Palagiano                          Chairman of the Board and
                                                       Chief Executive Officer

      Michael P. Devine                             President and Chief
                                                       Operating Officer

      Kenneth J. Mahon                              Executive Vice President
                                                       and Chief Financial
                                                       Officer

      Timothy B. King                               Senior Vice President and
                                                       Treasurer

      Michael Pucella                               Senior Vice President -
                                                       Finance

      Vincent J. Martucci                           Senior Vice President -
                                                        Mortgage Officer of
                                                        the Bank

      Both our and the Bank's executive officers are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. We have entered into Employment Agreements with certain of our executive officers which set forth the terms of their employment. See "-Employment Agreements."

      Biographical information of either our or the Bank's executive officers who are not our directors is set forth below.

      KENNETH J. MAHON, age 49, was promoted to Comptroller of the Bank in 1983, to Senior Vice President in 1988, and to our Executive Vice President in 1997. He has served as our Chief Financial Officer since our formation and of the Bank since 1996. Mr. Mahon has also served as a director of the Bank since 1998. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York metropolitan savings banks.

      TIMOTHY B. KING, age 42, has over 21 years of banking experience, and has been with the Bank since 1983. Mr. King was promoted to our Treasurer in 1989, Vice President in 1993, First Vice President in 1997, and Senior Vice President and the Bank's Senior Vice President in 1999. Mr. King manages the securities investment and interest rate risk functions of the Bank.

      MICHAEL PUCELLA, age 47, was promoted to Comptroller of the Bank in 1989, to Vice President in 1996, to First Vice President in 1997 and Senior Vice President of both our and the Bank's Finance Division in 1999. He has been with the Bank since 1981, and is responsible for financial reporting, budgeting, corporate planning and tax administration. Mr. Pucella has over 25 years of banking experience.

      Vincent J. Martucci, age 53, joined the Bank in January, 1999, as a Senior Vice President and was named an executive officer of the Bank in September, 1999. He currently serves as the Bank's chief lending officer. Mr. Martucci has over 30 years of real estate and banking experience with companies located throughout the New York metropolitan area, most recently North Fork Bank and Reliance Federal Savings Bank.


                      COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

      THE FOLLOWING REPORT OF OUR COMPENSATION COMMITTEE IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL," FILED WITH THE SEC SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.



            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee ("the Committee") of the Board of Directors annually reviews the executive compensation program. Based on its review, the Committee may make recommendations to the full Board of Directors regarding changes to compensation levels, opportunities of the executive officers participating in the program, or to the make-up of the program itself.

      The goal of the executive compensation program is to enable the Company to attract, develop and retain strong executive officers who are capable of maximizing the Company's performance for the benefit of its shareholders. To that end, the Committee has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned with the financial and stock performance of the Company. Three key compensation elements are used in support of the strategy: base salary, annual incentives and long term incentives.

      The Company retains a nationally recognized compensation consulting firm to provide guidance as to competitive executive compensation practices and pay
levels.   As part of this activity, the consulting firm
regularly analyzes  the
Company's executive pay levels, by each of the three elements cited and in total, and the Company's performance. A group of 10 to 15 comparably-sized and similarly-located public banks are used for comparison purposes. The companies included in this group may change slightly from year to year due to merger activity within the industry, or to other relevant factors. The results of the annual executive pay and company performance comparison and the consulting firm's corresponding recommendations are considered by the Committee in making executive compensation program recommendations to the Board of Directors.

      BASE SALARY

      Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. During the 2000 fiscal year, the Company increased individual base salary levels by approximately 7.2%. In making its determinations, the Committee considered the competitive base salary review, as well as bank and individual performance. After adjustment, base salary levels were found to be within an appropriate targeted range when compared to pay levels of comparison group companies. Individual variations in the level of salary increase provided reflect an effort to reward outstanding individual contributions and / or an effort to align a position's pay level with the market.

      ANNUAL INCENTIVE PROGRAM

      Annual incentive opportunities are provided to the Company's executives to link the achievement of annual goals with executive compensation. A new annual incentive program to reward appropriate management efforts beginning with fiscal 2000 was approved by shareholders at the last annual meeting. Under this plan, the Committee has established a target and range of award opportunities for each proxy reported executive considering competitive practices and the consulting firm's recommendations. These award opportunities are linked with a specific target and range of performance results for one or more objective performance goals approved by the Committee at the beginning of the fiscal year (e.g., return on average equity). For fiscal 2000, pursuant to the annual incentive program an aggregate pool of approximately $674,000 was permitted to be distributed to the Company's executives. After reviewing Dime's performance on Earnings Per Share and Return on Average Equity, the Committee provided awards that approximate target opportunities (and an aggregate pool of approximately $625,000) to Dime's executives.

      LONG TERM INCENTIVE PROGRAM

      The Company uses the 1996 Option Plan and the Recognition and Retention Plan to provide long term incentive compensation opportunities to its executive team. The Committee believes that long term incentives are the most effective way of aligning executive rewards with the creation of value for shareholders through stock appreciation. Initial program awards of stock options and restricted stock were made to executive officers in the 1997 fiscal year and generally vest over 5 years. In the 2000 fiscal year, a stock option award was also provided to one recent addition to this executive group. The Company intends to annually evaluate and continue to provide future long term incentive grants to its officers based on Company and individual performance, as well as competitive market conditions. The consulting firm has recommended, and the Committee will consider, making long term incentive program grants during the 2001 fiscal year and on a regular basis thereafter to provide competitive long term incentive and total compensation opportunities.


      CHIEF EXECUTIVE OFFICER

      Subsequent to June 30, 2000, the Compensation Committee increased the base salary level of the Chief Executive Officer by 4.8% for services rendered during the 2000 fiscal year based upon the same criteria used for other executive officers. Subsequent to June 30, 2000, the Chief Executive Officer earned an annual incentive award of $225,000 under the new annual incentive plan based on the Committee's review of Dime's performance on Earnings Per Share and Return on Average Equity. As was the case for other executive officers, no long-term incentive grants were made to the CEO during the 2000 fiscal year.

      TAX DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

      Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit, per executive officer, on the Company's federal tax deduction for certain types of compensation paid to the executive officers named in the summary compensation table. The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of this deduction limit. It has been the Committee's practice to structure the compensation and benefit programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company's tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize compensation payments all or part of which would be nondeductible for federal tax purposes.


                                    COMPENSATION COMMITTEE OF DIME
                                    COMMUNITY BANCSHARES, INC.

                                    Fred P. Fehrenbach, Chairman
                                    Anthony Bergamo, Member
                                    Steven D. Cohn, Member
                                    Malcolm T. Kitson, Member

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Fehrenbach, Bergamo, Cohn and Kitson. There are no other interlocks, as defined under the rules and regulations of the SEC, between us and the members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

PERFORMANCE GRAPH

      Pursuant to the regulations of the SEC, the graph below compares our stock performance with that of the total return for the Nasdaq Stock Market, United States and for all thrift stocks as reported by SNL Securities L.C. from June 26, 1996, the date of our initial public offering through June 30, 2000. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.


                                    [GRAPH]


                                                                        PERIOD ENDED
                                          --------------------------------------------------------------------
INDEX                                      6/26/96        6/30/97        6/30/98        6/30/99        6/30/00
                                           -------        -------        -------        -------        -------
Dime Community Bancshares, Inc.             100.00         171.57         240.46         206.06         149.16
NASDAQ - Total US                           100.00         125.06         164.67         235.53         350.26
SNL Thrift Index                            100.00         163.27         221.09         187.54         157.72

      THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS TO THOSE DEPICTED IN THE GRAPH ABOVE.

EXECUTIVE COMPENSATION

      CASH COMPENSATION. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998 to the executive officers of the Bank who received salary plus bonus during the fiscal year ended June 30, 2000 in excess of $100,000 (such officers are referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION<F1>                             LONG-TERM COMPENSATION
                                    ------------------------------------------    -------------------------------------------------
                                                                                            AWARDS         PAYOUTS
                                                                                  -----------------------  --------
                                                                     Other        Restricted
                                                                     Annual         Stock                  LTIP         All Other
                                             Salary     Bonus     Compensation      Awards      Options    Payouts     Compensation
NAME AND PRINCIPAL POSITIONS         YEAR     ($)        ($)         ($)<F2>        ($)<F3>      (#)<F4>   ($)<F5>       ($)<F6>
----------------------------        ------   -------    ------    ------------    ----------    ---------  --------    ------------

Vincent F. Palagiano,                 2000  $525,000  $225,000            -               -            -         -         $322,343
Chairman of the Board and Chief       1999   500,000   210,000            -               -            -         -          509,889
   Executive Officer                  1998   477,000   200,000            -               -            -         -          580,499

Michael P. Devine, President          2000  $395,000  $160,000            -               -            -         -         $224,334
   and Chief Operating Officer        1999   375,000   145,000            -               -            -         -          353,254
                                      1998   360,000   135,000            -               -            -         -          394,161

Kenneth J. Mahon, Executive           2000  $225,000  $100,000            -               -            -         -         $140,124
   Vice President and Chief           1999   204,000    80,000            -               -            -         -          214,691
   Financial Officer                  1998   189,000    70,000            -               -            -         -          169,220

Timothy B. King, Senior Vice          2000  $140,000   $50,000            -               -            -         -          $77,171
   President and Treasurer            1999   120,000    35,000            -               -            -         -          114,251
                                      1998   106,000    30,000            -               -            -         -           72,344

Michael Pucella, Senior Vice          2000  $140,000   $50,000            -               -            -         -          $76,733
   President - Finance                1999   120,000    35,000            -               -            -         -          113,111
                                      1998   100,000    30,000            -               -            -         -           58,220

Vincent J. Martucci, Senior           2000  $160,000   $40,000            -               -        15,000        -          $45,094
   Vice President - Mortgage          1999    43,750    30,000            -               -            -         -               -
   Officer <F7>                       1998        -         -             -               -            -         -               -
____________________

<F1> Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred under the Bank's 401(k) plan and payroll deductions for health insurance under the Bank's health insurance plan.

<F2> For  2000, there were no: (a) perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the total of the individual's salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans; (d) tax payment reimbursements; or (e) preferential discounts on stock.

<F3> On December 26,  1996,  the  Executive  Officers  were  granted  shares of restricted stock pursuant to the RRP, which was approved by the shareholders at the 1996 Annual Meeting, as follows: Mr. Palagiano, 115,000 shares, Mr. Devine, 75,000 shares, Mr. Mahon, 55,000 shares and Messrs. King and Pucella, 28,790 shares each. Stock awards vest in five equal installments on each February 1 following the first, second, third, fourth and fifth anniversaries of the grant date, subject to earlier vesting upon termination of employment. In the case of termination due to death or disability, retirement, or under a "change of control," as defined by the RRP, all shares granted become immediately vested. No additional grants of restricted stock were made during the fiscal year ended June 30, 2000. At the end of the 2000 fiscal year, 60% of such grants had vested. As of June 30, 2000, the number and value of the aggregate restricted stock holdings based on a per share price of $16.25, the closing sale price of common stock on June 30, 2000, for each executive officer which have not yet vested, is: Mr. Palagiano, 46,000 shares and $747,500; Mr. Devine, 30,000 shares and $487,500; Mr. Mahon 22,000 shares and $357,500 and
    Messrs. King and Pucella, 11,516 shares and $187,135 each. Dividends paid in cash on restricted shares awarded to each individual will be paid to the individual and dividends paid in property other than cash will be held in trust for and distributed or forfeited in accordance with the terms and conditions of the award.

<F4> Executive officers  were granted shares subject to options pursuant to the
    1996 Stock Option Plan approved by shareholders at the 1996 Annual Meeting:
    On December 26, 1996, option awards, with an exercise price of $14.50 per share, were granted as follows: Mr. Palagiano, 285,000; Mr. Devine, 190,000; Mr. Mahon, 130,000; and Messrs. King and Pucella, 50,000 each. On January 20, 2000, Mr. Martucci was granted 15,000 options at an exercise price of $15.375. The options granted under the 1996 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (referred to as "the Code"), to the maximum extent possible and any options that do not so qualify will constitute non-qualified stock options. The 1996 Stock Option Plan provides for options to become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date and to generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment. In the case of termination due to death or disability, retirement, or under a "change in control," as defined by the 1996 Stock Option Plan, all options become immediately exercisable. At June 30, 2000, 171,000 options held by Mr. Palagiano, 114,000 options held by Mr. Devine, 78,000 options held by Mr. Mahon, and 30,000 options each held by Messrs. King and Pucella, respectively, under the 1996 Stock Option Plan to purchase shares of Commons Stock at the exercise price of $14.50 per share were exercisable. At June 30, 2000, none of the options held by Mr. Martucci were exercisable.

                                      14

<F5> During the fiscal year ended  June  30,  2000,  neither  we  nor  the Bank maintained any long-term incentive plans ("LTIP").

<F6> Includes (i) the dollar value of premiums, if any, paid by the Bank  with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of the executive officer and (ii) the Bank's contributions on behalf of the executive officer to the Bank's 401(k) plan and the ESOP. During the year ended June 30, 2000, the dollar value of such life insurance premiums were as follows: Mr. Palagiano, $6,573 and Mr. Devine, $2,830. During the year ended June 30, 2000, shares allocated under the ESOP to the Executive Officers were as follows: Messrs. Palagiano, Devine, Mahon, King Pucella and Martucci were 2,404 shares each. The amount reported above for shares allocated under the ESOP were determined based upon the acquisition cost of shares by the ESOP of $10.00. See "-Benefits - Retirement Plan," "-401(k) Plan," and "-Employee Stock Ownership Plan and Trust." Amounts also include accruals under the defined contribution portion of the Bank's BMP, which during the fiscal year ended June 30, 2000 were $273,813, $179,546, $98,166, $35,588, $35,588 and $6,029, for Messrs.
    Palagiano, Devine, Mahon, King, Pucella and Martucci. See "-Benefits - Benefit Maintenance Plan."

<F7> Mr. Martucci began employment with us on January 26, 1999.

EMPLOYMENT AGREEMENTS

      Both the Bank and us are parties to an Employment Agreement with each of Messrs. Palagiano, Devine and Mahon (referred to as "Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both we and the Bank will be able to maintain a stable and competent management base. Our and the Bank's continued success depends to a significant degree on the skills and competence of the Senior Executives.

      The Employment Agreements provide for three-year terms. The Bank's Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Bank's Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years. Each of the Bank's Employment Agreement has been extended to a June 26, 2003 expiration date. Our Employment Agreements provide for automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Board of Directors or the Senior Executive.

      The Employment Agreements provide for termination by the Bank or us at any time for cause as defined in the Employment Agreements. In the event that either we or the Bank chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Bank and us for "good reason" as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive is entitled under the Bank's BMP. Both the Bank and us would also continue the Senior Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements. For purposes of the Employment Agreements, good reason generally means (i) assignment of duties inconsistent with the Senior Executive's status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority),
(iii) failure to pay compensation or deferred compensation when due unless inadvertent, immaterial and cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive or to fail to provide certain benefits or materially reduce benefits (unless mandated at the initiation of applicable regulatory authority), (v) failure of the Bank to obtain a satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vi) any purported termination by the Bank not for cause or disability, (vii) any or no reason during the period of sixty (60) days beginning on the first anniversary of the effective date of a change in control, as defined in the Employment Agreement, (viii) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members, (ix) a relocation of the Senior Executive's principal place of employment outside of the New York metropolitan area or (x) a material breach of the Employment Agreements, unless cured within 30 days. In general, for purposes of the Employment Agreements, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as Common Stock of us or the Bank, or in connection with mergers or consolidations of assets or contested election of directors which results in a change of control of the majority of our Board of Directors or the Bank's Board of Directors or liquidation or sale of substantially all the assets of us or the Bank.

      Payments to the Senior Executives under the Bank's Employment Agreements will be guaranteed by us in the event that payments or benefits are not paid by the Bank. Payment under our Employment Agreements would be made by us. To the extent that payments under our Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under our Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

      Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of the Bank or us may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to us and the Bank under Section 4999 of the Code. Our Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "excess parachute" excise taxes.

      EMPLOYEE RETENTION AGREEMENTS

      We and the Bank have jointly entered into Employee Retention Agreements with 33 additional employees including the following three executive officers:
Messrs. King, Martucci and Pucella (referred to as "Contract Employee" or "Contract Employees"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a "change of control, as defined in the Retention Agreements." The Retention Agreements do not impose an immediate obligation on the Bank to continue the Contract
Employees' employment but provide for a period of assured compensation (referred to as the "Assurance Period") following a change of control. The Retention Agreements provide for initial assurance periods of one, two or three years commencing on the date of a change of control. Both we and the Bank entered into Employee Retention Agreements with an initial Assurance Period of three years with each of Messrs. King, Martucci and Pucella, the Contract Employees. The applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is given by the Bank or the Contract Employee, in which case the Assurance Period would end on the first, second or third anniversary of the date such notice is given.

      If, within three months prior to, and in connection with, a change of control, or, during the Assurance Period, a Contract Employee is discharged without "cause" (as defined in the Retention Agreements) or voluntarily resigns within one year following a material adverse change in position, duties or salary or due to a material breach of the Retention Agreement by the Bank or us, the Contract Employee (or, in the event of his death, his estate) would be entitled to a lump sum cash payment equal to the remaining base salary and bonus payments due during the Assurance Period plus any additional contributions and benefits that the Contract Employee would have earned under the Bank's or our employee benefit plans during the Assurance Period. Each Contract Employee's life, health, and disability coverage would also be continued during the Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements, excluding executives is limited to three times the Contract Employee's average total compensation for the prior five years. Payments to the Contract Employees under their respective Retention Agreements are guaranteed by us to the extent that the required payments are not made by the Bank.

      Cash and benefits paid to an Executive under the Employee Retention Agreements together with payments under other benefit plans following a "change of control" may constitute an "excess parachute" payment under

Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to us and
the  Bank under Section  4999  of  the  Code.   The  Employee  Retention
Agreements include a provision whereby we pay each Executive the net amount of the executive's termination benefits after any tax imposed under
Section 4999 of the Code or the maximum amount which may be paid without giving rise to any tax under Section 4999, whichever is greater.

      BENEFITS

      RETIREMENT PLAN. The Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh in RSI Retirement Trust, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no additional benefits shall be accrued under the Retirement Plan in the future.

      Generally, an employee's average annual earnings under the Retirement Plan are the employee's average annual compensation and contributions to the 401(k) Plan, but not the employee's overtime pay, bonus, other deferred compensation arrangements, or other special payments, for the 36-month period within the last 120-month period affording the highest such average, such average not to exceed the compensation limitation under Section 401(a)(17) of the Code. The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan and the BMP.


                                                      YEARS OF SERVICE
                     ---------------------------------------------------------------------------------------------------
  REMUNERATION<F1>              15                     20                   25                  30               35<F4>
------------------       ------------           -----------             ---------           ---------          --------
     150,000<F2>             $45,000                $60,000               $75,000             $90,000           $90,000
     175,000<F2>              52,500                 70,000                87,500             105,000           105,000
     200,000<F2>              60,000                 80,000               100,000             120,000           120,000
     300,000<F2>              90,000                120,000               150,000<F3>         180,000<F3>       180,000<F3>
     400,000<F2>             120,000                160,000<F3>           200,000<F3>         240,000<F3>       240,000<F3>
     500,000<F2>             150,000<F3>            200,000<F3>           250,000<F3>         300,000<F3>       300,000<F3>
     600,000<F2>             180,000<F3>            240,000<F3>           300,000<F3>         360,000<F3>       360,000<F3>
     650,000<F2>             195,000<F3>            260,000<F3>           325,000<F3>         390,000<F3>       390,000<F3>
________________________

<F1>  THE  RETIREMENT  PLAN  DOES  NOT  PROVIDE A DEDUCTION FOR SOCIAL SECURITY
    BENEFITS AND THERE ARE NO OTHER OFFSETS TO BENEFITS.

<F2> ANNUAL COMPENSATION TAKEN INTO ACCOUNT  UNDER  THE RETIREMENT PLAN FOR THE
    FISCAL YEAR OF THE RETIREMENT PLAN BEGINNING ON OCTOBER 1, 2000, CANNOT EXCEED $170,000 (AS ADJUSTED FOR SUBSEQUENT YEARS PURSUANT TO THE CODE PROVISIONS). BENEFITS IN EXCESS OF THE LIMITATION ARE PROVIDED THROUGH THE BMP. SEE "-BENEFIT MAINTENANCE PLAN."

<F3> FOR THE FISCAL YEAR OF THE RETIREMENT PLAN BEGINNING  ON  OCTOBER 1, 2000,
    THE MAXIMUM ANNUAL BENEFIT PAYABLE UNDER THE RETIREMENT PLAN CANNOT EXCEED $135,000 (AS ADJUSTED FOR SUBSEQUENT YEARS PURSUANT TO THE CODE PROVISIONS). BENEFITS IN EXCESS OF THE LIMITATIONS ARE PROVIDED THROUGH THE BMP. SEE "-BENEFIT MAINTENANCE PLAN."

<F4> THE MAXIMUM YEARS OF SERVICE CREDITED FOR BENEFIT PURPOSES IS 30 YEARS.

      THE FOLLOWING TABLE SETS FORTH THE YEARS OF CREDITED SERVICE AND THE AVERAGE ANNUAL EARNINGS (NOT SUBJECT TO THE CODE SECTION 401(A)(17) LIMITATION) DETERMINED AS OF MARCH 31, 2000 (THE DATE ON WHICH PLAN PARTICIPANT BENEFITS WERE FROZEN)FOR EACH OF THE NAMED EXECUTIVE OFFICERS.

                         YEARS OF CREDITED SERVICE
                         -------------------------           AVERAGE
                             YEARS      MONTHS            ANNUAL EARNINGS
                           --------     -------           ---------------
Vincent F. Palagiano            30            0                  $494,417
Michael P. Devine               29            2                   372,083
Kenneth J. Mahon                20            2                   202,083
Timothy B. King                 17            5                   118,667
Michael Pucella                 19            6                   114,083
Vincent J. Martucci              1            8                   160,000

      401(K) PLAN. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan which permits salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code. When we initially established the ESOP in 1996, the 401(k) Plan was amended whereby participant contributions were no longer permitted to avoid violating limitations on contributions to all plans under the Internal Revenue Code. Effective July 1, 2000, participant contributions to the 401(k) plan of up to 12% of "covered compensation," as defined in the Plan document, were reinstated, and employer contributions of 3% of "covered compensation" were reinstated for all eligible participants, regardless of their participant contribution levels. The reinstated of contributions was made in order to compensate employees for a reduction of annual ESOP plan benefits also instituted on July 1, 2000. Employees are fully vested in their salary deferrals, and become 25% vested in the Bank's contribution after two years of service, and an additional 25% vested in each of the next three years of service. Employees select the investments made with their account balances from a fixed menu of options.

      The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in our Common Stock. Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from us or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan will be held by an independent trustee and allocated to the accounts of individual participants. Participants will control the exercise of voting and tender rights relating to Common Stock held in their accounts.

      EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. We have established, and the Bank has adopted, for the benefit of eligible employees, an ESOP and related trust. All or our and the Bank's salaried employees are eligible to become participants in the ESOP. As of the record date, the ESOP holds 1,125,006 shares of Common Stock, all of which were purchased during our initial public offering. Of this total, 439,753 shares have been allocated to individual participant accounts, while 685,253 remain unallocated. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed funds from us to pay the aggregate purchase price of Common Stock. Effective July 1, 2000, the loan maturity period was extended to approximately 30 years, and continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

      Shares purchased by the ESOP were pledged as collateral for the loan and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years of service with 100% vesting after five years of service. Participants also become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or upon the occurrence of a "change in control," as defined by the ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

      The ESOP Committee may instruct the unrelated corporate trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA. The ESOP may purchase additional shares of Common Stock in the future.

      BENEFIT MAINTENANCE PLAN. The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided with respect to the Retirement Plan are reflected in the pension table. See "-Benefits - Retirement Plan." As mentioned previously, effective April 1, 2000, additional benefits will no longer be accrued under the Retirement Plan, thus eliminating related accruals under the BMP. BMP benefits provided to the Named Executive Officers for the fiscal year ended June 30, 2000 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation Table under the column "All Other Compensation." See " -Executive Compensation - Cash Compensation."

      RECOGNITION AND RETENTION PLAN. Our Board of Directors has adopted the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. ("RRP") which was approved by shareholders at the 1996 Annual Meeting. Under the RRP, 581,900 shares were acquired and allocated to our directors, officers and employees during the fiscal year ended June 30, 1997.

      STOCK OPTION PLAN. Our Board of Directors has adopted the Dime Community Bancshares, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees which was approved by shareholders at the 1996 Annual Meeting. Under the 1996 Stock Option Plan, up to 1,454,750 options are eligible for grant to our outside directors, officers and employees. On December 26, 1996, 1,393,425 options were granted to outside directors, officers and employees. All of these options granted have an exercise value of $14.50 and become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date and generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment. On January 20, 2000, 66,500 options were granted to selected officers and employees, of which, 15,000 were granted to Mr. Martucci, and none of which were granted to our other executive officers or directors. All of these options granted have an exercise value of $15.375 and become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date and generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment. In the case of termination due to death or disability, retirement, or in the event of a "change in control," as such terms are defined by the Stock Option Plan, all Options granted become immediately exercisable.

      The following table provides certain information with respect to the grant of options during the fiscal year ended June 30, 2000 to Mr. Martucci. The table discloses the gain that would be realized if the stock options granted to Mr. Martucci were exercised when our stock price had appreciated by the percentage rates indicated from the date of the grant.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                             POTENTIAL REALIZED
                                                                                                              VALUE AT ASSUMED
                                                                                                           ANNUAL RATES OF STOCK
                                                                                                             PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                                                FOR OPTION TERM
                            ---------------------------------------------------                          -------------------------
                               Number of        % of Total
                              Securities       Options/SARs
                              Underlying        Granted to       Exercise Base
                             Options/SARs      Employees in      Price ($ Per
                             Granted <F1>      Fiscal Year         Share)           Expiration Date           5%            10%
                            --------------     ------------      ---------------    ----------------       --------       --------
Vincent J. Martucci                   15,000            22.56%           $15.375    January 20, 2010       $145,039       $367,557

<F1>  THE  OPTIONS  WERE GRANTED UNDER THE 1996 STOCK OPTION  PLAN  AND  BECOME
    EXERCISABLE IN FIVE EQUAL INSTALLMENTS BEGINNING ON JANUARY 20, 2001. ALL OPTIONS WERE GRANTED IN TANDEM WITH STOCK APPRECIATION RIGHTS (REFERRED TO AS "SARS") WHICH PROVIDE THAT IN THE EVENT OF A MERGER IN WHICH WE ARE NOT THE SURVIVING ENTITY, THE OPTIONS SHALL BE CANCELED ON THE EFFECTIVE DATE OF THE MERGER AND EACH OPTION HOLDER SHALL RECEIVE A CASH PAYMENT OR OTHER PROPERTY OF SUCH KIND AND VALUE THAT OUR BOARD OF DIRECTORS DEEMS IN GOOD FAITH TO BE OF EQUAL VALUE

      THE FOLLOWING TABLE PROVIDES CERTAIN INFORMATION WITH RESPECT TO THE NUMBER OF SHARES OF COMMON STOCK ACQUIRED THROUGH THE EXERCISE OF, OR REPRESENTED BY OUTSTANDING, STOCK OPTIONS HELD BY THE NAMED EXECUTIVE OFFICERS ON JUNE 30, 2000. ALSO REPORTED IS THE VALUE FOR "IN-THE-MONEY" OPTIONS, WHICH REPRESENT THE POSITIVE SPREAD BETWEEN THE EXERCISE PRICE OF ANY SUCH EXISTING STOCK OPTIONS AND THE CLOSING SALE PRICE OF THE COMMON STOCK OF $16.25 PER SHARE AT FISCAL YEAR END, JUNE 30, 2000.

                               Number of Securities           Value of Unexercised
                               Underlying Unexercised             In-the-money
                               Options/SARs at Fiscal        Options/SARS at Fiscal
                                   Year-end <F1>                  Year-end <F1>
                                        #                             ($)
       NAME                 EXERCISABLE / UNEXERCISABLE     EXERCISABLE / UNEXERCISABLE
 ------------------------   ---------------------------     ---------------------------
   Vincent F. Palagiano              171,000 / 114,000              $299,250 /$199,500

   Michael P. Devine                  114,000 / 76,000             $199,500 / $133,000

   Kenneth J. Mahon                    78,000 / 52,000              $136,500 / $91,000

   Timothy B. King                     30,000 / 20,000               $52,500 / $35,000

   Michael Pucella                     30,000 / 20,000               $52,500 / $35,000

   Vincent J. Martucci                        -/15,000                    $- / $13,125
_______________________________

<F1>  None  of the Named Executive Officers have exercised  options granted under the
      1996 Stock Option Plan.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor involved more than the normal risk of collectibility or presented unfavorable features. The outstanding principal balance of such loans to executive officers and associates of executive officers or directors totaled $338,430, or 0.17% of the Bank's total equity as of August 31, 2000. We intend that all transactions in the future between us and our executive officers, directors, holders of 10% or more of the shares of any class of our Common Stock and affiliates thereof, similarly will contain terms no less favorable to us than we could have obtained in arm's-length negotiations with unaffiliated persons and will be approved by a majority of our independent outside directors not having any interest in the transaction.

      Messrs. Curtin and Farrell are partners in the law firm of Conway, Farrell, Curtin & Kelly, P.C., which the Bank retains to provide certain legal services. The firm received fees in the amount of approximately $1,589,339 $2,125,600 and $1,385,000 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for each of the fiscal years ended June 30, 2000, 1999 and 1998, respectively. In addition, during the fiscal years ended June 30, 2000 and 1998, the Bank paid this firm $50,000 and $24,000, respectively, for other legal services provided.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of Common Stock, to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Other than the statement of beneficial ownership of securities on Form 4 for Fred P. Fehrenbach for the period ended May 31, 2000, which was accurate in all material respects but was filed on August 9, 2000, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.



        __________________________________________________________________

                                    PROPOSAL 2

                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
        __________________________________________________________________

GENERAL

      The Board of Directors has appointed the firm of Deloitte and Touche LLP to act as our independent auditors for the fiscal year ending June 30, 2001, subject to ratification of such appointment by our shareholders. A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.



                                   OTHER MATTERS

      As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be brought before the shareholders at the 2000 Annual Meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

                              ADDITIONAL INFORMATION

NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

      Our Bylaws provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board of Directors. The shareholder must be a shareholder of record and have given timely notice thereof in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Secretary shall set forth such information as required by our Bylaws. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See " -Date For Submission of Shareholder Proposals."

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      Any shareholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2000 Annual Meeting of Shareholders must be received by us by June 7, 2000, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. <section>240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

ANNUAL REPORT

      A copy of the 2000 Annual Report to shareholders, including the consolidated financial statements prepared in conformity with generally accepted accounting principles, for the fiscal year ended June 30, 2000 accompanies this Proxy Statement. The consolidated financial statements have been audited by Deloitte and Touche LLP, whose report appears in the Annual Report. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10 - K FILED WITH THE SEC (WITHOUT EXHIBITS) BY WRITING TO KENNETH A. CEONZO, DIRECTOR OF INVESTOR RELATIONS, DIME COMMUNITY BANCSHARES, INC., 209 HAVEMEYER STREET, BROOKLYN, NEW YORK 11211 OR BY CALLING (718) 782-6200, EXTENSION 279.



                                            By Order of the Board of Directors


                                            /s/ KENNETH A. CEONZO

                                            Kenneth A. Ceonzo
                                            FIRST VICE PRESIDENT AND SECRETARY
  Brooklyn, New York
  October 7, 2000


  TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED

                                REVOCABLE PROXY

                        DIME COMMUNITY BANCSHARES, INC.
                             209 HAVEMEYER STREET
                              BROOKLYN, NY  1121

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on November 9, 2000.

      The undersigned shareholder of Dime Community Banchares, Inc. hereby appoints Vincent F. Palagiano, George L. Clark, Jr., Steven D. Cohn, and John
J. Flynn, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on September 22, 2000, at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., on November 9, 2000, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement, dated October 6, 2000, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election f all nominees in Item 1 and FOR the proposal listed in Items 2.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


      The Board of Directors unanimously recommends a vote       Please mark
"FOR" all of the nominees in Item 1 and a vote "FOR" the        your vote as
proposal in Item 2.                                             indicated in this     X
                                                                example

      1. Election of Directors for terms of    Nominees:  Michael P. Devine, Anthony               I will attend
         three years each.                      Bergamo,  Joseph H. Farrell and Louis V.           the Annual Meeting   X
             FOR                WITHHOLD        Varone.
        All nominees             for all
        (except as               nominees       Instruction:  TO  WITHHOLD  AUTHORITY to
        otherwise                                vote  for any individual nominee,  write
        indicated)                               that nominee's   name   in   the  space
                                                 provided:

                                               ------------------------------------------
                                               ------------------------------------------


2.  Ratification of the appointment of Deloite
& Touche LLP as independent auditors for the fiscal year ending June 30, 2001.

           FOR            AGAINST     ABSTAIN



3. The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

   The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual
   Meeting of Shareholders and the Proxy Statement, dated October 6, 2000 for the Annual Meeting.


   __________________________________
   Signatures(s)


   __________________________________
   Signatures(s)


   Dated: _____________________________, 2000
   Please sign exactly as your name appears on the Proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee, or guardian, please include your full title.
   Corporate or partnership proxies should be signed by an authorized officer.

                  FOLD AND DETACH HERE